Exhibit 99.1

Contact:

Investor Relations

212-479-3195

NEWCASTLE ANNOUNCES SECOND QUARTER 2015 RESULTS

2Q CORE EARNINGS PER SHARE OF $0.17

NEW YORK—(BUSINESS WIRE)—August 5, 2015—Newcastle Investment Corp. (NYSE: NCT; “Newcastle”, the “Company”) today reported the following information for the quarter ended June 30, 2015.

SECOND QUARTER FINANCIAL HIGHLIGHTS

•	Core Earnings of $12 million, or $0.17 per WA basic share

•	Adjusted Funds from Operations (“AFFO”) of $27 million, or $0.40 per WA basic share

•	GAAP Income of $17 million, or $0.26 per WA basic share

•	Depreciation and amortization of $10 million, or $0.14 per WA basic share*

SECOND QUARTER & SUBSEQUENT HIGHLIGHTS

•	Real Estate Debt Portfolio – As of June 30, 2015, the Real Estate Debt Portfolio consisted of $373 million of non-agency assets and $202 million of agency securities. During the quarter, the Company:

•	Sold $203 million of non-agency assets at an average price of 96% of par and $7 million of real estate properties, and received $32 million of pay downs, which generated $73 million of proceeds to NCT and $30 million of gain on sale

•	Collapsed CDOs VIII and IX: Fully repaid $159 million of third party debt and retained $245 million of assets

•	Generated $12 million of net investment income, or a 15% annualized return

•	Golf Business – Owned, leased, and managed 88 golf properties across 14 states, of which 76% were located in the top 20 Metropolitan Statistical Areas (MSAs).

•	On August 4, 2015, the Company agreed to repurchase its $157 million of third party golf debt at a price of 90.0% of par, or $141 million. The purchase is expected to close in the third quarter and be funded with cash and new debt financing

•	The golf business added 314 private club members to the same store portfolio year-over-year and increased public golf rounds played by approximately 55,000 during the first six months of 2015 compared to prior year

•	Cash Dividends – In June, Newcastle declared a second quarter common cash dividend of $0.12 per share, or $8 million

	2Q 2015		1Q 2015
Summary Operating Results:
GAAP Income/(Loss)	$17 million	*	($2) million	*
GAAP Income/(Loss) per WA Basic Share	$0.26		($0.03)

Non-GAAP Results:
Core Earnings**	$12 million		$8 million
Core Earnings per WA Basic Share**	$0.17		$0.12

Adjusted Funds From Operations (AFFO)**	$27 million		$7 million
AFFO per WA Basic Share**	$0.40		$0.11

WA: Weighted Average

*	2Q 2015 GAAP Income/(Loss) includes $7 million of total depreciation and amortization charges, $1 million of amortization of favorable or unfavorable leasehold intangibles and $2 million of accretion on golf membership deposit liability. 1Q 2015 GAAP Income/(Loss) includes $7 million of total depreciation and amortization charges, $1 million of amortization of favorable or unfavorable leasehold intangibles, and $1 million of accretion on golf membership deposit liability. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf.
**	For a reconciliation of GAAP Income to Core Earnings and AFFO, please refer to the Reconciliation of Core Earnings and AFFO below.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Wednesday, August 5, 2015 at 9:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Second Quarter 2015 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, August 19, 2015 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “4388519.”

Investment Portfolio

The following table summarizes Newcastle’s consolidated investment portfolio at June 30, 2015 (dollars in millions):

	Outstanding Face Amount	Amortized Cost Basis (1)	Percentage of Total Amortized Cost Basis	Carrying Value	Number of Investments	Credit (2)	Weighted Average Life (years) (3)
Debt Investment
Commercial Assets
CMBS	$83	$27	3.8%	$45	17	B-	1.3
Mezzanine Loans	41	23	3.2%	23	3	85%	0.6
CDO Securities (4)	15	—	—%	10	2	C	6.5
Other Investments (5)	20	20	2.8%	20	1	—	—

Total Commercial Assets	159	70	9.8%	98			1.7

Residential Assets
Residential Loans	4	4	0.6%	4	6	725	1.8
Non-Agency RMBS	17	3	0.4%	10	9	CC	12.1
Real Estate ABS	8	—	—%	—	1	C	—

	29	7	1.0%	14			7.4
FNMA/FHLMC	202	208	29.1%	208	4	AAA	8.8

Total Residential Assets	231	215	30.1%	222			8.6

Corporate Assets
Corporate Bank Loans	185	119	16.6%	119	4	D	1.3

Total Corporate Assets	185	119	16.6%	119			1.3

Total Debt Investments	575	404	56.5%	439			4.5

Other Investments
Golf Investment (6)	362	311	43.5%	311

Total Portfolio/Weighted Average	$937	$715	100.0%	$750

WA- Weighted average

(1)	Net of impairment.
(2)	Credit represents the weighted average of minimum rating for rated assets, the loan-to-value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets. Ratings provided above were determined by third party rating agencies, represent the most recent credit ratings available as of the reporting date and may not be current.
(3)	Weighted average life is based on the timing of expected principal reduction on the asset.
(4)	Represents non-consolidated CDO securities, excluding 8 securities with zero value, which had an aggregate face amount of $115.0 million.
(5)	Represents an equity investment in a real estate owned property.
(6)	Face amount of the golf investment represents the gross carrying amount, including intangibles and excludes accumulated depreciation and amortization.

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest income	$24,265	$29,893	$51,343	$76,345
Interest expense	16,950	20,328	33,677	42,498

Net interest income	7,315	9,565	17,666	33,847

Impairment/(Reversal)
Valuation allowance (reversal) on loans	4,317	1,526	4,674	2,772
Other-than-temporary impairment on securities	9,128	—	9,472	—
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income (loss)	234	—	(62)	—

Total impairment (reversal)	13,679	1,526	14,084	2,772

Net interest income after impairment/reversal	(6,364)	8,039	3,582	31,075
Operating Revenues
Golf course operations	48,778	50,513	87,732	90,285
Sales of food and beverages - golf	20,944	19,923	33,956	33,462
Other golf revenue	13,081	12,301	21,941	21,622

Total operating revenues	82,803	82,737	143,629	145,369

Other Income (Loss)
Gain on settlement of investments, net	26,776	40,435	27,791	42,769
Gain (loss) on extinguishment of debt	489	(3,410)	489	(3,410)
Other income (loss), net	2,108	4,682	1,594	18,156

Total other income	29,373	41,707	29,874	57,515

Expenses
Loan and security servicing expense	118	408	214	1,265
Operating expenses - golf	65,438	66,482	120,375	126,129
Cost of sales - golf	9,108	8,807	15,161	14,763
General and administrative expense	3,487	4,767	5,200	8,331
Management fee to affiliate	2,674	5,296	5,342	11,189
Depreciation and amortization	7,119	6,317	13,872	12,180

Total expenses	87,944	92,077	160,164	173,857

Income from continuing operations before income tax	17,868	40,406	16,921	60,102
Income tax expense	27	4	73	144

Income from continuing operations	17,841	40,402	16,848	59,958
Income (loss) from discontinued operations, net of tax	524	(8,504)	639	(23,803)

Net Income	18,365	31,898	17,487	36,155
Preferred dividends	(1,395)	(1,395)	(2,790)	(2,790)
Net loss attributable to noncontrolling interests	49	29	230	690

Income Applicable to Common Stockholders	$17,019	$30,532	$14,927	$34,055

Income Applicable to Common Stock, per share (1)
Basic	$0.26	$0.52	$0.22	$0.58

Diluted	$0.25	$0.50	$0.22	$0.56

Income from continuing operations per share of common stock, after preferred dividends and noncontrolling interests (1)
Basic	$0.25	$0.67	$0.22	$0.99

Diluted	$0.24	$0.65	$0.21	$0.96

Income (Loss) from discontinued operations per share of common stock (1)
Basic	$0.01	$(0.15)	$0.01	$(0.41)

Diluted	$0.01	$(0.15)	$0.01	$(0.41)

Weighted Average Number of Shares of Common Stock Outstanding (1)
Basic	66,426,980	58,599,666	66,425,751	58,587,691

Diluted	69,204,717	60,477,084	69,055,495	60,493,844

Dividends Declared per Share of Common Stock (1)	$0.12	$0.60	$0.24	$1.20

(1)	All per share amounts and shares outstanding for all periods reflect the 1-for-3 reverse stock split, which was effective after the close of trading on August 18, 2014 and the 1-for-2 reverse stock split, which was effective after the close of trading on October 22, 2014.

Consolidated Balance Sheets

($ in thousands, except per share data)

	June 30, 2015 (Unaudited)	December 31, 2014
Assets
Real estate securities, available-for-sale	$65,499	$231,754
Real estate securities, pledged as collateral	208,041	407,689
Real estate related and other loans, held-for-sale, net	141,826	230,200
Residential mortgage loans, held-for-investment, net	—	—
Residential mortgage loans, held-for-sale, net	3,527	3,854
Subprime mortgage loans subject to call option	404,149	406,217
Investments in other real estate, net of accumulated depreciation	231,268	239,283
Intangibles, net of accumulated amortization	79,702	84,686
Other investments	19,925	26,788
Cash and cash equivalents	114,338	73,727
Restricted cash	3,385	15,714
Receivables from brokers, dealers and clearing organizations	392,289	—
Receivables and other assets	39,724	35,191
Assets of discontinued operations	53	6,803

Total Assets	$1,703,726	$1,761,906

Liabilities and Equity
Liabilities
CDO bonds payable	$92,693	$227,673
Other bonds and notes payable	9,871	27,069
Repurchase agreements	375,704	441,176
Credit facilities and obligations under capital leases	165,006	161,474
Financing of subprime mortgage loans subject to call option	404,149	406,217
Junior subordinated notes payable	51,228	51,231
Dividends payable	8,907	8,901
Payables to brokers, dealers and clearing organizations	207,732	—
Accounts payable, accrued expenses and other liabilities	160,692	179,390
Liabilities of discontinued operations	—	447

Total Liabilities	$1,475,982	$1,503,578

Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of June 30, 2015 and December 31, 2014	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,476,285 and 66,424,508 shares issued and outstanding, at June 30, 2015 and December 31, 2014, respectively	665	664
Additional paid-in capital	3,172,297	3,172,060
Accumulated deficit	(3,042,901)	(3,041,880)
Accumulated other comprehensive income	36,294	65,865
Total Newcastle Stockholders’ Equity	227,938	258,292
Noncontrolling interests	(194)	36

Total Equity	$227,744	$258,328

Total Liabilities and Equity	$1,703,726	$1,761,906

Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Income available for common stockholders	$17,019	$30,532	$14,927	$34,055
Add (Deduct):
Impairment (reversal)	13,679	1,526	14,084	2,772
Other (income) loss(A)	(29,044)	(39,510)	(29,231)	(55,357)
Impairment (reversal), other (income) loss and other adjustments from discontinued operations	(317)	26,634	(306)	60,758
Depreciation and amortization(B)	9,837	8,952	19,309	17,757

Acquisition, restructuring and spin-off related expenses	333	1,115	371	2,277

Core earnings	$11,507	$29,249	$19,154	$62,262

(A)	Net of $1.9 million of deal expenses relating to the sale of the manufactured housing portfolio which were recorded to general and administrative expense under GAAP during 2014.
(B)	Including accretion of membership deposit liability of $1.5 million and $2.9 million and amortization of favorable and unfavorable leasehold intangibles of $1.2 million and $2.5 million in the three and six months ended June 30, 2015, respectively. Including accretion of membership deposit liability of $1.4 million and $3.1 million and amortization of favorable and unfavorable leasehold intangibles of $1.2 million and $2.5 million in the three and six months ended June 30, 2014, respectively. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf.

CORE EARNINGS

Newcastle has the following primary variables that impact its operating performance: (i) the current yield earned on its investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield it earns from its non-recourse financing structures, (iii) the interest expense and dividends incurred under its recourse debt and preferred stock, (iv) the net operating income on its real estate, media and golf investments, (v) its operating expenses and (vi) its realized and unrealized gains or losses, including any impairment, on its investments, derivatives and debt obligations. Core earnings is a non-GAAP measure of the operating performance of Newcastle excluding the sixth variable listed above. It also excludes depreciation and amortization charges, including the accretion of the membership deposit liability and the impact of the application of acquisition accounting, acquisition and spin-off related expenses and restructuring expenses. Core earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. It is the judgment of management that depreciation and amortization charges are not indicative of operating performance and that acquisition and spin-off related expenses are not part of our core operations. Management believes that the exclusion from core earnings of the items specified above allows investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business, which is among the factors considered when determining the amount of distributions to our shareholders.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity, and is not necessarily indicative of cash available to fund cash needs. For a further description of the differences between cash flows provided by operations and net income, see “– Liquidity and Capital Resources” in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.newcastleinv.com. Our calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

Reconciliation of Adjusted Funds from Operations (“AFFO”)

($ in thousands)

	Three Months Ended June 30, 2015	Three Months Ended March 31, 2015
Income available for common stockholders	$17,019	$(2,092)
Add:
Depreciation and amortization(A)	9,837	9,482

Adjusted Funds from Operations (“AFFO”)	$26,856	$7,390

(A)	Depreciation and amortization charges for the three months ended June 30, 2015 includes $7.1 million of depreciation and amortization, $1.2 million of amortization of favorable or unfavorable leasehold intangibles and $1.5 million of accretion on the golf membership deposit liability. Depreciation and amortization charges for March 31, 2015 includes total depreciation and amortization of $6.8 million, $1.3 million of amortization of favorable or unfavorable leasehold intangibles and $1.4 million of accretion on golf membership deposit liability. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf.

ADJUSTED FUNDS FROM OPERATIONS

The Company defines Adjusted Funds from Operations (“AFFO”) as net income available for common stockholders plus depreciation and amortization, including accretion of membership deposit liability and amortization of favorable and unfavorable leasehold intangibles. The Company believes AFFO provides useful information to investors regarding the performance of the Company, because it provides a measure of operating performance without regard to depreciation and amortization, which reduce the value of real estate assets over time even though actual real estate values may fluctuate with market conditions, accretion of membership deposit liability and amortization of favorable and unfavorable leasehold intangibles. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income (loss) as an indicator of Newcastle’s operating performance or as an alternative to cash flow as a measure of Newcastle’s liquidity, and it is not necessarily indicative of cash available to fund cash needs. Newcastle’s calculation of AFFO may be different from the calculation used by other companies and, therefore, comparability may be limited. The Company’s definition of AFFO differs from the definition of FFO established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate-related depreciation and amortization and the portion of such items related to unconsolidated affiliates.

ABOUT NEWCASTLE

Newcastle focuses on investing in, and actively managing, real estate related assets. Newcastle conducts its operations to qualify as a REIT for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Newcastle’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.